UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 16, 2013
        PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

    On July 17, 2013, PhotoMedex, Inc. (the “Company”) issued a press release entitled “PhotoMedex Acquires Brazilian Distributor To Launch Consumer Sales”, announcing that its Radiancy, Inc. subsidiary has acquired LK Technology Importaçăo E Exportaçăo LTDA (“LK”), a privately-held distributor in Brazil, and plans to begin marketing and selling its no!no!® products in Brazil possibly as early as the third quarter of 2013. Radiancy had entered into a Quota Purchase and Sale Agreement for this distributor on May 7, 2013, as reported in an earlier Form 8-K for the Company filed May 13, 2013. The conditions described in that Form 8-K have been satisfied and the transaction has closed.

    A copy of the press release, dated July 17, 2013, is attached as Exhibit 99.1 hereto, and is incorporated by reference herein.

ITEM 9.01                      Financial Statements and Exhibits.

(d) EXHIBITS.

99.1	Press Release dated July 17, 2013 issued by PhotoMedex, Inc.

In accordance with General Instruction B.2 of Form 8-K, the information in this current report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.
Date: July 17, 2013	By: /s/ Dennis M. McGrath
Dennis M. McGrath President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                      Description

99.1                      PHOTOMEDEX ACQUIRES BRAZILIAN DISTRIBUTOR TO LAUNCH CONSUMER SALES, dated July 17, 2013